                                                                    EXHIBIT 10.2


                                AMENDMENT NO. 3

This Amendment No. 3 (the "Amendment") dated as of November 3, 1999, is between Bank of America, N.A., successor by merger to Bank of America National Trust and Savings Association (the "Bank") and Image Entertainment, Inc., a California corporation (the "Borrower").

                                    RECITALS
                                    --------

A. The Bank and the Borrower entered into a certain Business Loan Agreement dated as of March 10, 1997, as previously amended (the "Agreement").

B.   The Bank and the Borrower desire to further amend the Agreement.

                                   AGREEMENT
                                   ---------

1.   Definitions.  Capitalized terms used but not defined in this Amendment
     -----------
     shall have the meaning given to them in the Agreement.

2.   Amendments.  The Agreement is hereby amended as follows:
     ----------

     2.1 Section 1.1 (Definitions) (Total Liabilities) of the Agreement, is amended in its entirety to read as follows:

     "Total Liabilities Not Subordinated to Bank" means the sum of current liabilities plus long term liabilities excluding debt subordinated to the Borrower's obligations to Foothill Financial and/or the Bank in a manner acceptable to the Bank.

     2.2 Section 1.1 (Definitions) (Tangible Net Worth) of the Agreement, as amended in its entirety to read as follows:

     "Tangible Net Worth" means the gross book value of the Borrower's assets (excluding goodwill, patents, trademarks, trade names, organization expenses, treasury stock, unamortized debt discount and expenses, deferred research and development costs, deferred marketing expenses, and other like intangibles and monies due from affiliates, officers, directors or shareholders of the Borrower) plus liabilities subordinated to Foothill Financial and/or the Bank in a manner acceptable to the Bank less total liabilities, including but not limited to accrued and deferred income taxes, and any reserves against assets.

3.   Conditions.  This Amendment is effective when the Bank receives the
     ----------
     following items, in form and content acceptable to the Bank:

     3.1  A duly executed copy of this Amendment.

4.   Effect of Amendment.  Except as provided in this Amendment, all of the
     -------------------
     terms and conditions of the Agreement shall remain in full force and effect.

This Amendment is executed as of the date stated at the beginning of this Amendment.

Bank of America, N.A.                Image Entertainment, Inc.
                                     a California corporation



By:/s/ BRIAN ASTEL                   Its:/s/ JEFF M. FRAMER
   ---------------                       ------------------
   Brian Astle, Vice President           Jeff M. Framer, Chief Financial Officer